Exhibit 99.2

EFI Announces Termination of SEC Inquiry

FOSTER CITY, Calif.—(BUSINESS WIRE)—June 24, 2008—Electronics For Imaging, Inc. (“EFI”) (Nasdaq:EFII) announced today that on June 17, 2008, the Securities and Exchange Commission (“SEC”) notified EFI that it had terminated the informal inquiry into EFI’s historical stock option practices commenced by the SEC on November 7, 2006 and that no enforcement action had been recommended.